Exhibit 99.1

WALKER INNOVATION ANNOUNCES THIRD QUARTER 2015 RESULTS

Stamford, CT – November 10, 2015 – Walker Innovation Inc. (OTCQB: WLKR) (“Walker Innovation” or the “Company”), an intellectual property company that launched Haystack IQ™, its Big Data-driven subscription service that makes the global stockpile of science and technology innovation available to companies of all sizes, today announced third quarter 2015 results.

Third Quarter 2015 Highlights

•	Net loss for the third quarter 2015 was $2.7 million, or $0.13 per share, compared to net loss of $3.9 million, or $0.19 per share in the prior-year period.

•	Operating expenses decreased by 40% to $2.4 million for the quarter from $4.0 million in the prior-year quarter and decreased by 24% from the previous quarter.

•	As of September 30, 2015, Walker Innovation had $6.9 million in cash and cash equivalents and no outstanding debt on its consolidated balance sheet.

“The third quarter saw us continue to reduce our cost structure to preserve cash while we develop new opportunities for the Company,” said Jonathan Ellenthal, Vice Chairman and Chief Executive Officer of Walker Innovation. “Importantly, in the quarter we engaged in our first custom innovation project and received an initial cash payment of $1 million. We expect to recognize up to $3 million in revenue over the next 12 months from the engagement, based on the achievement of milestones. Custom innovation is a new area of our business, and we continue to seek opportunities to use our internal innovation capacity to prototype new businesses for large third-party companies. Custom innovation services could present future additional revenue and equity opportunities.”

“With respect to Haystack IQ, as we noted last quarter, while we continue to see trial usage and remain bullish about the prospects for long-term success, it has become clear given our focus on capital preservation and a slow start on subscriber volumes that the best way forward is to engage with a strategic partner that would fund the development needed to properly scale the business,” added Mr. Ellenthal. “We are speaking with potential partners and, depending on the outcome of our discussions, will make a decision regarding the path forward for Haystack IQ in the near term.”

Third Quarter 2015 Results

For the third quarter ended September 30, 2015, Walker Innovation reported revenue of $122,000 generated by a combination of licensing fees, subscription fees and revenue from a custom innovation project, compared to $105,000 in revenue in the prior-year period.

Management expects that the timing and results of patent filings and the Company’s enforcement proceedings relating to its intellectual property rights will fluctuate from period to period. Although revenues from one or more of the Company’s patents or patent families may be significant in a specific reporting period, Walker Innovation believes that none of its patents or patent families are individually significant to its licensing and enforcement business as a whole. In recognition of a weakened patent licensing environment attributable to legislative and judicial developments, the Company is continuing to limit its litigation efforts on certain specific enforcement actions that the Company believes have a higher probability of achieving success. As a consequence, certain patents or patent families may become individually significant to the Company’s licensing and enforcement business as a whole.

Total operating expenses for the third quarter 2015 were $2.4 million versus $4.0 million in the prior-year period, a decrease of $1.6 million, or 40%, primarily due to ongoing reductions in all areas of the business including litigation, compensation and professional-related expenses.

Net loss for the third quarter of 2015 was $2.7 million compared to net loss of $3.9 million in the prior-year period. Net loss per common share for the third quarter of 2015 was $0.13 compared to net loss per common share of $0.19 in the prior-year period.

Liquidity and Capital Resources

As of September 30, 2015, Walker Innovation had $6.9 million in cash and cash equivalents and no outstanding debt on its consolidated balance sheet.

Conference Call Information

Walker Innovation will host a conference call and live webcast to discuss third quarter 2015 results today at 8:30 AM Eastern time.

The conference call can be accessed over the phone by dialing 1-877-407-3982 or for international callers by dialing 1-201-493-6780; please dial-in 10 minutes before the start of the call. A replay will be available by dialing 1-877-870-5176 or for international callers by dialing 1-858-384-5517; the passcode is 13614680. The replay will be available through Tuesday, November 17, 2015.

In order to access the live webcast, please go to the Investor Relations section of Walker Innovation’s website at http://www.walkerinnovation.com and click on the available webcast link. A replay will be available shortly after the original webcast.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Walker Innovation, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form-10K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Walker Innovation Inc.

Walker Innovation (OTCQB: WLKR) developed and introduced Haystack IQ™, formerly The United States Patent Utility™, a subscription-based service that uses proprietary Big Data software to connect the global stockpile of technology improvements and technical experts, represented by the U.S. patent database, with businesses that can put them into commercial uses that help them compete and grow. The Company also owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 11th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at www.walkerinnovation.com  Additional information regarding Haystack IQ™, formerly The United States Patent Utility™ can be found at www.haystackiq.com.

Follow Haystack IQ, formerly The United States Patent Utility, on Twitter at @HaystackIQ and on LinkedIn here.

Investor Contact for Walker Innovation Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Licensing fees	$4	$105	$202	$112
Subscription revenue	22	--	44	--
Custom innovation – related party	96	--	96	--
Total revenues	122	105	342	112

Cost of Revenues:
Legal and consulting contingency fees	--	35	71	35
Cost of subscription revenue	282	--	994	--
Cost of custom innovation	83	--	83	--
Total cost of revenue	365	35	1,148	35
Net revenue	(243)	70	(806)	77

Operating expenses:
Other legal and consulting fees	380	673	1,771	1,491
Patent prosecution and maintenance fees	48	315	409	826
Compensation and benefits	1,152	1,490	4,264	5,124
Professional fees	479	777	1,482	5,336
Marketing	33	171	295	175
General and administrative	327	594	1,018	1,298
Total operating expenses	2,419	4,020	9,239	14,250

Operating net loss	(2,662)	(3,950)	(10,045)	(14,173)

Other income:
Interest income	3	9	13	28

Net loss	$(2,659)	$(3,941)	$(10,032)	$(14,145)

Net loss per common share:
Basic and diluted	$(0.13)	$(0.19)	$(0.48)	$(0.70)

Weighted average common shares outstanding:
Basic and diluted	20,742	20,742	20,742	20,339

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,866	$15,407
Short-term investment	50	--
Accounts receivable	10	--
Other receivable	26	22
Prepaid and other current assets	845	455
Total current assets	7,797	15,884

Property and equipment, net	286	29

Other Assets:
Investments, at cost	250	250

TOTAL ASSETS	$8,333	$16,163

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$963	$1,190
Accrued expenses	634	711
Deferred software costs	107	151
Deferred revenue	59	14
Billings in excess of cost	904	--
Total current liabilities	2,667	2,066

Deferred revenue – long term portion	46	58

TOTAL LIABILITIES	2,713	2,124

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 15,000,000 shares authorized	--	--
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,134,744 shares issued as of September 30, 2015 and December 31, 2014	21	21
Treasury stock, 393,172 shares, at cost	(840)	(840)
Additional paid-in capital	44,515	42,902
Accumulated deficit	(38,091)	(28,059)
TOTAL STOCKHOLDERS’ EQUITY	5,620	14,039

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,333	$16,163